As filed with the Securities and Exchange Commission on April 22, 2009
Registration No. 333-122439

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
ON
FORM S-1

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REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	7363	98-0434371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
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1600 Manor Drive, Suite 110
Chalfont, Pennsylvania  18914
(215) 997-7710
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
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Michael D. Traina
Chief Executive Officer
ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, Pennsylvania  18914
(215) 997-7710
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Alan L. Zeiger, Esquire
Alan H. Lieblich, Esquire
Yelena M. Barychev, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania  19103-6998
Telephone:  (215) 569-5500
Facsimile:  (215) 569-5555
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Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

In connection with the initial public offering (the “Initial Offering”) of ClearPoint Business Resources, Inc. (“ClearPoint”), ClearPoint sold units (“Units”) consisting of one share of ClearPoint’s common stock, $.0001 par value per share (“Common Stock”), and two warrants (“Warrants”).  Upon exercise, each Warrant entitled the holder to purchase one share of Common Stock.  Also in connection with the Initial Offering, ClearPoint sold an option to purchase Units to the representative of the underwriters in such offering (the “Representative’s Unit Purchase Option”).

The purpose of this Post-Effective Amendment No. 2 is to remove from registration (i) 240,000 Units issuable upon exercise of the Representative’s Unit Purchase Option; (ii) 240,000 shares of Common Stock included as part of the Units in the Representative’s Unit Purchase Option; (iii) 480,000 Warrants included as part of the Units in the Representative’s Unit Purchase Option; (iv) 480,000 shares of Common Stock issuable upon exercise of the Warrants included as part of the Units in the Representative’s Unit Purchase Option; and (v) 11,040,000 shares of Common Stock issuable upon the exercise of Warrants included as part of the Units (collectively, the “Securities”) that remain unsold as of the date hereof.

The Securities were initially registered by Terra Nova Acquisition Corporation, the former name of ClearPoint, on the Registration Statement on Form S-1 (File No. 333-122439) (the “Registration Statement”), as amended, which was declared effective by the Securities and Exchange Commission on April 18, 2005.  On June 29, 2007, Post-Effective Amendment No. 1 was filed in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), and to convert the Registration Statement into a Registration Statement on Form S-3 in reliance upon Rule 401 promulgated under the Securities Act.  ClearPoint is currently ineligible to file a Registration Statement on Form S-3 and, accordingly, this Post-Effective Amendment No. 2 is being filed on a Form S-1.

The Securities are being deregistered because the Warrants and the Representative’s Unit Purchase Option expired on April 17, 2009 without being exercised.  Following expiration of the Warrants and the Representative’s Unit Purchase Option, the shares of Common Stock underlying the Warrants and Securities underlying the Representative’s Unit Purchase Option, respectively, are no longer issuable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chalfont, Commonwealth of Pennsylvania, on this 22nd day of April, 2009.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina
Name: Michael D. Traina Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 2009.  Each person below hereby constitutes and appoints each of Michael D. Traina or John G. Phillips, such person’s true and lawful attorney and agent, to do any and all acts and execute any and all instruments for such person and in such person’s name in the capacity indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable ClearPoint Business Resources, Inc. to comply with the Securities Act of 1933, and any SEC rules, regulations and requirements, in connection with this registration statement, including specifically, but without limitation, power and authority to sign amendments (including post-effective amendments) and any related registration statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

Signature	Title

/s/ Michael D. Traina	Chief Executive Officer and Chairman of the Board of
Michael D. Traina	Directors (principal executive officer)

/s/ John G. Phillips	Chief Financial Officer, Treasurer and Secretary (principal
John G. Phillips	financial and accounting officer)

*	Lead Director
Vahan Kololian

*	Director
Brendan Calder

/s/ Dennis Cook	Director
Dennis Cook

*	Director
Michael Perrucci

*	Director
Parker Drew

*	Director
Harry Glasspiegel

* By:	/s/ Michael D. Traina
Michael D. Traina
Attorney-in-fact